EXHIBIT 32.1

CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER

UNDER SECTION 906 OF THE SARBANES-OXLEY ACT

In connection with the Quarterly Report of AeroGrow International, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2018 (the “Report”), as filed with the Securities and Exchange Commission, I, J. Michael Wolfe, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by this Report.

Date: February 11, 2019	By:	/s/ J. Michael Wolfe
J. Michael Wolfe
President and Chief Executive Officer (Principal Executive Officer)